EXHIBIT SUB-ITEM 77-M


MERGERS

On April 29, 2002 and May 13, 2002, shareholders of Wachovia
Funds, Wachovia Municipal Funds and Wachovia Variable Insurance
Funds (File Nos., 33-44590, 33-37525 and 333-33306, respectively)
approved the merger of assets into the following:

WACHOVIA FUND
EVERGREEN FUND
Wachovia Balanced Fund
Evergreen Balanced Fund
Wachovia Blue Chip Value Fund
Evergreen Value Fund
Wachovia Equity Fund
Evergreen Core Equity Fund
Wachovia Equity Index Fund
Evergreen Equity Index Fund
Wachovia Emerging Markets Fund
Evergreen Emerging Markets Growth Fund
Wachovia Fixed Income Fund
Evergreen Core Bond Fund
Wachovia Growth & Income Fund
Evergreen Core Equity Fund
Wachovia International Equity Fund
Evergreen International Growth Fund
Wachovia Intermediate Fixed Income Fund
Evergreen Fixed Income Fund
Wachovia New Horizons Fund
Evergreen Omega Fund
Wachovia Personal Equity Fund
Evergreen Core Equity Fund
Wachovia Prime Cash Management Fund
Evergreen Prime Cash Management Fund
(a new portfolio of Evergreen Funds)
Wachovia Quantitative Equity Fund
Evergreen Stock Selector Fund
Wachovia Short-Term Fixed Income Fund
Evergreen Fixed Income Fund
Wachovia Special Values Fund
Evergreen Special Values Fund
(a new portfolio of Evergreen Funds)
Wachovia Georgia Municipal Bond Fund
Evergreen Georgia Municipal Bond Fund
Wachovia North Carolina Municipal Bond Fund
Evergreen North Carolina Municipal Bond Fund
Wachovia South Carolina Municipal Bond Fund
Evergreen South Carolina Municipal Bond Fund
Wachovia Virginia Municipal Bond Fund
Evergreen Virginia Municipal Bond Fund
Wachovia Balanced Fund II
Evergreen VA Foundation Fund
Wachovia Equity Fund II
Evergreen VA Fund
Wachovia Special Values Fund II
Evergreen VA Small Cap Value Fund

A preliminary and definitive N-14 proxy/prospectus were filed with the Securities and Exchange Commission ("Commission") on
February 26, 2002 and March 13, 2002, respectively. It is anticipated a Form N-8F for the Wachovia Portfolios will be filed with the Commission imminently. Each state in which Wachovia Portfolios were registered for sale has been notified by letter of the merger. Final sales reports for Wachovia Portfolios are being filed with the various states requiring these reports.